Exhibit 10.14

[Proteon Therapeutics Letterhead]

January 12, 2009

F. Nicholas Franano, M.D.

1010 W. 69th Terr.

Kansas City, Missouri 64113

Re:                 U.S. Provisional Patent Application No. 60/155,938

U.S. Patent Application No. 09/669,051

International Patent Application No. PCT/US00/26237

Dear Nick:

This letter confirms that by accepting your December 30, 2002 assignment of rights to the inventions disclosed in the above-referenced patent applications (the “Invention”), Proteon Therapeutics, LLC (i) agreed to comply with the terms of the Assignment of Rights/License Agreement between Nicholas Franano and the Johns Hopkins University dated March 25, 2002 (the “JHU Agreement”) and (ii) assumed your obligations arising from the JHU Agreement (the “Franano Obligations”), including the obligation to honor the provisions imposed by the federal government sponsor of the research underlying the Invention (the “Bayh-Dole Obligations”).

This letter further confirms that upon merger of Proteon Therapeutics, LLC into Proteon Therapeutics, Inc. on March 27, 2006, Proteon Therapeutics Inc. acquiesced to the terms of the JHU Agreement and assumed the Franano Obligations, including the Bayh-Dole Obligations.

Sincerely,

/s/Timothy P. Noyes
Timothy P. Noyes
President and Chief Executive Officer